As filed with the Securities and Exchange Commission on January 14, 2015
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Stonegate Mortgage Corporation
(Exact name of Registrant as specified in its charter)

Ohio	34-1194858
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9190 Priority Way West Drive, Suite 300
Indianapolis, IN 46240
Phone: (317) 663-5100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Barbara A. Cutillo, CPA
Chief Administrative Officer
9190 Priority Way West Drive, Suite 300
Indianapolis, IN 46240
Phone: (317) 663-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Robert W. Downes Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000 (212) 558-3588 (Facsimile)	Curt W. Hidde, Esq. Barnes & Thornburg LLP 11 South Meridian Street Indianapolis, IN 46204-3535 (317) 231-7707 (317) 231-7433 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	Accelerated filer	☒	Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company

____________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(2)	Proposed maximum offering price (2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share
Debt Securities
Preferred Stock, without par value
Depositary Shares(3)
Warrants(4)
Total Primary Offering			$200,000,000	$23,240.00
Selling Shareholders	9,472,821	$11.81	$111,883,488.83	$13,000.86
Total Registration Fee				$36,240.86

(1)
The securities covered by this registration statement may be sold or otherwise distributed separately or together as units with any other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table, from time to time, at prices to be determined, as well as securities distributable in connection with or upon conversion, exercise or exchange of other securities so offered, sold or distributed. This registration statement also covers shares of common stock, shares of preferred stock, depositary shares and warrants that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the shares of common stock, shares of preferred stock, depositary shares or warrants.

(2)
Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D of Form S-3. The registrant is hereby registering an indeterminate amount and number of securities up to a proposed maximum aggregate offering price of $200,000,000, which may be offered from time to time at indeterminate prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Separate consideration may not be received for shares of common stock or preferred stock that are issued upon conversion or exchange of shares of preferred stock or depositary shares registered hereunder or for shares of preferred stock distributed in accordance with, or upon termination of, a deposit arrangement for depositary shares. With respect to the secondary offering, the registration fee has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices reported for the registrant’s common stock on January 8, 2015.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4)	The warrants covered by this registration statement may be common stock warrants.
___________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling shareholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus dated January 14, 2015
PROSPECTUS
(Subject to completion)

Stonegate Mortgage Corporation
$200,000,000
Common Stock
Debt Securities
Preferred Stock
Depositary Shares
Warrants

9,472,821 Shares of
Common Stock
Offered by the Selling Shareholders

Stonegate Mortgage Corporation may offer to sell, from time to time, shares of common stock, debt securities, shares of preferred stock, either separately or represented by depositary shares, or warrants exercisable for our common stock, for an aggregate initial offering price of up to $200,000,000. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. In addition, the selling shareholders (which term as used in this prospectus includes their nominees, donees, transferees or other successors-in-interest) named in this prospectus may offer and sell up to an aggregate of 9,472,821 shares of our common stock from time to time as provided herein. We will not receive any proceeds from the sale of our common stock by the selling shareholders.

We may offer and sell any combination of these securities in amounts, at prices and on terms that it will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis.
To the extent that any selling shareholder resells any securities, the selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and terms of the securities being offered.
This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.
Our common stock is listed on the NYSE under the symbol “SGM”. On January 13, 2015, the last reported sale price of our common stock was $11.52.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and therefore have elected to comply with certain reduced public company reporting requirements.
Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2015.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus or any accompanying prospectus supplement filed with the Securities and Exchange Commission. Neither we nor the selling shareholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus or any accompanying prospectus supplement filed with the Securities and Exchange Commission. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of our common stock.
For investors outside the United States: Neither we nor the selling shareholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.
Market data used in this prospectus has been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. We have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using the SEC’s shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $200,000,000 and our selling shareholders may, from time to time, sell up to 9,472,821 shares of our common stock in one or more offerings as described in this prospectus.
Unless the context requires otherwise, references in this prospectus to “Stonegate,” the “Company,” “we,” “us” and “our” refer to Stonegate Mortgage Corporation and its consolidated subsidiaries. In this prospectus, we refer to Long Ridge Equity Partners, LLC as “Long Ridge Equity Partners” and Stonegate Investors Holdings LLC, our largest shareholder, as “Stonegate Investors Holdings.” This prospectus provides you with a general description of the securities we may sell. Each time we offer and sell securities under this prospectus, we will, and each time any of the selling shareholders offer and sell securities, such selling shareholders may, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits, and read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making an investment decision.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.
The SEC allows us to incorporate by reference into this document the information we have filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.
We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	Our Annual Report on Form 10-K for the year ended December 31, 2013;

2.	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, June 30, 2014 and September 30, 2014;

3.	Our Current Reports on Form 8-K filed on the following dates: October 24, 2014, June 16, 2014, May 30, 2014, April 28, 2014, March 5, 2014 and January 14, 2015; and

4.
The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 8, 2013 and any amendment or report filed with the SEC for the purpose of updating the description thereof.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been or may be incorporated by reference in the prospectus, but not delivered with the prospectus. You may request, and we will provide, a copy of these filings, at no cost to you, by writing or telephoning us at the following address:
Stonegate Mortgage Corporation
9190 Priority Way West Drive, Suite 300
Indianapolis, IN 46240
Phone: (317) 663-5100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.
We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) on or after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (ii) on or after the date of this prospectus and prior to the termination of the offering made hereby. Such documents will become a part of this prospectus from the date that the documents are filed with the SEC.
COMPANY OVERVIEW
We are a non-bank integrated mortgage company that derives revenue from three principal sources: mortgage origination, mortgage servicing and mortgage financing. Our mortgage origination business generates income primarily through origination fees and gains upon the sale of mortgage loans sourced through our correspondent, wholesale and retail channels. We also provide financing to our correspondent customers and others while they are accumulating loans prior to selling them to aggregators, including ourselves, through our mortgage financing business and we earn interest and fee income for these services. We also have the ability to retain the mortgage servicing rights (“MSRs”) on the loans we sell and to create a recurring servicing income stream in our mortgage servicing business. We believe our three business lines are complementary and provide us with the ability to effectively and efficiently source, finance, sell and service mortgage loans.
We are an Ohio corporation that was incorporated in 1976. We completed our initial public offering during October 2013.
Our principal executive offices are located at 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240, and our telephone number is (317) 663-5100.
RISK FACTORS
Investing in our securities involves risk. See the “Risk Factors” section in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of certain factors that you should consider before investing in our securities.
CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement contain and incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this prospectus speak only as of the date of this prospectus; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following:

•	our ability to compete successfully in the highly competitive mortgage loan servicing and mortgage loan origination industries;

•	experiencing financial difficulties like some originators and mortgage servicers have experienced;

•	adverse changes in the residential mortgage market;

•	our ability to obtain sufficient capital to meet our operating requirements;

•	our ability to grow our loan origination volume;

•	the geographic concentration of our servicing portfolio may result in a higher rate of delinquencies and/or defaults;

•	our mortgage financing business is subject to risks, including the risk of default and competitive risks;

•	our estimates may prove to be imprecise and result in significant changes in financial performance, including valuation;

•
the impact on our business of federal, state and local laws and regulations concerning loan servicing, loan origination, loan modification or the licensing of individuals and entities that engage in these activities;

•	changes in existing U.S. government-sponsored mortgage programs;

•
changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. federal government, along with the conservatorship of Fannie Mae and Freddie Mac and related efforts;

•	substantial compliance costs arising from state licensing and operational requirements;

•	loss of our licenses or failure to obtain licenses in new markets;

•	our ability to originate and/or acquire MSRs;

•	our ability to recover our significant investments in personnel and our technology platform;

•	the implementation of our proprietary loan due diligence, scoring and decision platform on schedule, which is still in the process of being refined and implemented;

•	the accuracy and completeness of information we receive about borrowers and counterparties;

•	increases in delinquencies and defaults may adversely affect our business, financial condition and results of operations;

•	our ability to recapture mortgage loans from borrowers who refinance;

•	changes in prevailing interest rates and any corresponding effects on origination volumes or the value of our assets;

•	our rapid growth may be difficult to sustain and manage and may place significant demands on our administrative, operational and financial resources;

•	our ability to identify and complete acquisitions of retail mortgage originators and other businesses;

•	our ability to realize all of the anticipated benefits of our acquisitions;

•
the change of control rules under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), may limit our ability to use net operating loss carryforwards to reduce future taxable income;

•	failure to establish and maintain an effective system of internal controls;

•	errors in our financial models or changes in assumptions;

•	our ability to adapt to and implement technological changes;

•
the impact of the ongoing implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) on our business activities and practices, costs of operations and overall results of operations;

•	state or federal governmental examinations, legal proceedings or enforcement actions and related costs;

•	increased costs and related losses if a borrower challenges the validity of a foreclosure action, if a court overturns a foreclosure or if a foreclosure subjects us to environmental liabilities;

•	the impact of the termination of our servicing rights by counterparties;

•	federal and state legislative and Agency initiatives in mortgage-backed securities and securitization;

•
we may be required to indemnify purchasers of the loans we originate or of the MBS backed by such loans or repurchase the related loans, if the loans fail to meet certain criteria or characteristics or under other circumstances;

•	our inability to negotiate our fees with Fannie Mae, Freddie Mac, Ginnie Mae or other investors for the purchase of our loans;

•	delays in our ability to collect or be reimbursed for servicing advances;

•	our ability to successfully mitigate our risks through hedging strategies;

•	our ability to obtain servicer ratings in a timely manner, or at all;

•	failure of our internal security measures or breach of our privacy protections;

•	losses due to fraudulent and negligent acts on the part of loan applicants, brokers, other vendors, existing customers, our employees and other third parties;

•	failure of our vendors to comply with servicing criteria;

•	the loss of the services of one or more of the members of our executive management team;

•	failure to attract and retain a highly skilled work force;

•	an active trading market for our stock may not be sustained;

•	future sales of our common stock or other securities convertible into our common stock could cause the market value of our common stock to decline and could result in dilution; and

•
future offerings of debt securities or preferred stock and future offerings of equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold for general corporate purposes. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling shareholder.
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Our consolidated ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated was as follows:

	Nine Months Ended September 30, 2014	Years Ended December 31,
		2013	2012	2011
Ratio of Earnings to Fixed Charges	0.98	3.51	5.46	2.48
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	0.98	3.50	5.32	2.27

The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes plus fixed charges) by fixed charges (interest expensed and capitalized expenses related to indebtedness).
The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes plus fixed charges) by fixed charges (interest expensed and capitalized expenses related to indebtedness) plus preferred  stock dividend pre-tax requirements.
SELLING SHAREHOLDERS
The selling shareholders listed in the table below may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to selling shareholders in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholders’ interests in shares of our common stock other than through a public sale.
Certain selling shareholders may be deemed underwriters as defined in the Securities Act. Any profits realized by the selling shareholders may be deemed underwriting commissions.
The following table sets forth, as of the date of this prospectus, the name of the selling shareholders for whom we are registering shares for resale to the public, and the number of such shares that each such selling shareholder may offer pursuant to this prospectus. The shares offered by the selling shareholders were originally issued and sold by us in a private offering, will be issued by us pursuant to the terms of the warrant we issued on March 29, 2013, were acquired in our IPO in October 2013 or were acquired subsequent to our IPO on the NYSE.
We have been advised that each of such selling shareholders purchased our shares of common stock in the ordinary course of business, not for resale, and that none of such selling shareholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute such shares. All selling shareholders are subject to Rule 105 of Regulation M and are precluded from engaging in any short selling activities prior to effectiveness of the registration of which this prospectus forms a part.
Except as noted below in the footnotes to the table, none of the selling shareholders have, or have had since our inception, any position, office or other material relationship with us or any of our affiliates. Based on information provided to us by the selling shareholders and as of the date the same was provided to us, assuming that the selling shareholders sell all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling shareholders will not own any shares other than those appearing in the column entitled “Number of our Common Stock Beneficially Owned After Resale Pursuant to this Prospectus.” We cannot advise as to whether the selling shareholders will in fact sell any or all of such shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Name of Selling Shareholder	Number of Shares of our Common Stock Beneficially Owned Prior to This Prospectus	Number of Shares of our Common Stock Subject to Resale Pursuant to this Prospectus	Number of Shares of our Common Stock Beneficially Owned After Resale Pursuant to this Prospectus*
Chichester Fund Limited[1]	225,000	225,000	—
Diaco Investments LP2	694,567	694,567	—
Glick Pluchenik 2011 Trust[3]	1,077,296	1,077,296	—
Long Ridge Equity Partners, LLC[4]	95,890	95,890
Long Ridge Equity Partners I, LP 5	104,691	104,691	—
Long Ridge Offshore Subsidiary Holdings, LLC[6]	33,239	33,239	—
Paul L. Wyner[7]	5,555	5,555	—
Robert Scott Conway[8]	5,556	5,556	—
Robert W. Meachum[9]	55,555	55,555	—
Stephen M. Pawlyshyn[10]	6,000	6,000	—
Stonegate Investors Holdings[11]	7,169,472	7,169,472	—
Total	9,472,821	9,472,821	—

*
Assumes that the selling shareholders will sell all of their common stock subject to resale pursuant to this prospectus. There is no assurance that the selling shareholders will resell all or any of their common stock. After the completion of this offering, none of the selling shareholders will hold one percent or more of our common stock assuming that all of the selling shareholders resell all of their common shares subject to resale pursuant to this prospectus.

1.
Voting and investment control over the shares held by Chichester Fund Limited is shared by Sam Levinson and Simon Glick. Affiliates of the shareholder own common stock of the registrant as follows: 694,567 shares held by Diaco Investments LP and 1,077,296 shares held by Glick Pluchenik 2011 Trust. The address of the shareholder is 810 7th Avenue, 28th Floor, New York, NY 10019. Mr. Levinson is a director of the registrant.

2.
Voting and investment control over the shares held by Diaco Investments LP is shared by Sam Levinson and Simon Glick. Affiliates of the shareholder own common stock of the registrant as follows: 1,077,296 shares held by Glick Pluchenik 2011 Trust and 225,000 shares held by Chichester Fund Limited. The address of the shareholder is 810 7th Avenue, 28th Floor, New York, NY 10019. Mr. Levinson is a director of the registrant.

3.
Voting and investment control over the shares held by Glick Pluchenik 2011 Trust is shared by Sam Levinson and Simon Glick. The 1,077,296 shares of common stock includes 1,042,140 shares of common stock plus an additional 35,156 issuable pursuant to the terms of the warrant we issued on March 29, 2013. Affiliates of the shareholder own common stock of the registrant as follows: 694,567 shares held by Diaco Investments LP and 225,000 shares held by Chichester Fund Limited. The address of the shareholder is 810 7th Avenue, 28th Floor, New York, NY 10019. Mr. Levinson is a director of the registrant.

4.
Voting and investment control over the shares held by Long Ridge Equity Partners, LLC is exercised by Kevin Bhatt and James Brown. The 95,890 shares of common stock include 91,984 shares of common stock plus an additional 3,906 shares to be issued pursuant to the warrant we issued on March 29, 2013. Affiliates of the shareholder own common stock of the registrant as follows: 6,930,757 shares held by Stonegate Investors Holdings, LLC, 238,715 shares underlying a warrant held by Stonegate Investors Holdings, LLC, 104,691 shares held by Long Ridge Equity Partners I, LP, and 33,239 shares held by Long Ridge Offshore Subsidiary Holdings, LLC. Kevin Bhatt and James Brown, who have voting and investment authority over the above shares and those of the shareholder, are directors of the registrant. The address of the shareholder is 1120 Avenue of the Americas, 1807, New York, NY 10036.

5.
Voting and investment control over the shares held by Long Ridge Equity Partners I, LP is exercised by Kevin Bhatt and James Brown. Affiliates of the shareholder own common stock of the registrant as follows: 6,930,757 shares held by Stonegate Investors Holdings, LLC, 238,715 shares underlying a warrant held by Stonegate Investors Holdings, LLC, 91,984 shares held by Long Ridge Equity Partners LLC, 3,906 shares underlying a warrant held by Long Ridge Equity Partners, LLC, and 33,239 shares held by Long Ridge Offshore Subsidiary Holdings, LLC. Kevin Bhatt and James Brown, who have voting and investment authority over the above shares and those of the shareholder, are directors of the registrant. The address of the shareholder is 1120 Avenue of the Americas, 1807, New York, NY 10036.

6.
Voting and investment control over the shares held by Long Ridge Offshore Subsidiary Holdings, LLC is exercised by Kevin Bhatt and James Brown. Affiliates of the shareholder own common stock of the registrant as follows: 6,930,757 shares held by Stonegate Investors Holdings, LLC, 238,715 shares underlying a warrant held by Stonegate Investors Holdings, LLC, 91,984 shares held by Long Ridge Equity Partners LLC, 3,906 shares underlying a warrant held by Long Ridge Equity Partners, LLC, and 104,691 shares held by Long Ridge Equity Partners I, LP. Kevin Bhatt and James Brown, who have voting and investment authority over the above shares and those of the shareholder, are directors of the registrant. The address of the shareholder is 1120 Avenue of the Americas, 1807, New York, NY 10036.

7.	Mr. Wyner is a Senior Vice President - TPO of the registrant.

8.	Mr. Conway is a Senior Vice President - Strategy and Business Development of the registrant.

9.	Mr. Meachum is the Executive Vice President of Servicing of the registrant.

10.	Mr. Pawlyshyn is a Vice President of Non-Agency Trading of the registrant.

11.
Voting and investment control over the shares held by Stonegate Investors Holdings is exercised by Kevin Bhatt and James Brown. The 7,169,472 shares consists of 6,930,757 shares purchased in the May private offering and 238,715 shares to be issued pursuant to the warrant we issued on March 29, 2013. Affiliates of the shareholder own common stock of the registrant as follows: 91,984 shares held by Long Ridge Equity Partners LLC, 3,906 shares underlying a warrant held by Long Ridge Equity Partners, LLC, 104,691 shares held by Long Ridge Equity Partners I, LP, and 33,239 shares held by Long Ridge Offshore Subsidiary Holdings, LLC. Kevin Bhatt and James Brown, who have voting and investment authority over the above shares and those of the shareholder, are directors of the registrant. The address of the shareholder is 1120 Avenue of the Americas, 1807, New York, NY 10036.

DESCRIPTION OF CAPITAL STOCK
General
Stonegate currently has 125,000,000 authorized shares of stock consisting of (1) 100,000,000 shares of common stock, $0.01 par value, of which (a) 25,780,973 shares were issued and outstanding and (b) 508,265 shares were reserved for issuance under the equity incentive plans of Stonegate; and (2) 25,000,000 shares of preferred stock, without par value, of which no shares are issued and outstanding.
Anti-Takeover Effects of Articles, Regulations and the Ohio General Corporation Law
Certain provisions in our Third Amended and Restated Articles of Incorporation (the “Articles”) and our Third Amended and Restated Code of Regulations, as amended (the “Regulations”) and the Ohio General Corporation Law could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could also adversely affect the market price of our securities.
Removal of Directors. Under Ohio law, a director may be removed with or without cause by a majority of the shares entitled to elect directors in place of those removed, unless the articles of incorporation or code of regulations specify a greater vote; except that if the corporation has a classified Board of Directors and is an “issuing public corporation” (as defined by the Ohio General Corporation Law), then cause is required. Our Regulations provide that all of the directors (or any director) may be removed by the affirmative vote of the holders of no less than 75% of our shares entitled to vote at an election of directors, but only for cause. Ohio law also provides that a director may be removed by order of court if he or she has been found to be of unsound mind or adjudicated a bankrupt.
Special Meeting of Shareholders. Under Ohio law, a special meeting of a corporation’s shareholders may be called by the chairman of the Board of Directors, the president (or vice president, if authorized to exercise the president’s authority, in case of the president’s death or disability), the Board of Directors, a holder of shares representing at least 25% of the outstanding shares entitled to vote at the special meeting (unless the articles of incorporation or code of regulations provide for a greater or lesser amount not more than 50%), or by any other person authorized by the corporation’s articles of incorporation or code of regulations. All shareholders of record entitled to vote must be given notice of all shareholder meetings not less than seven nor more than sixty days before the date of the shareholder meeting, unless the articles of incorporation or the code of regulations specify a longer period. Our Regulations provide that any of the following persons may call a special meeting of shareholders: the Chairman of the Board of Directors, the Chief Executive Officer, the Board of Directors by action at a meeting, a majority of the Board of Directors acting without a meeting, or by the person or persons who hold at least 25% of all of our outstanding shares entitled to be voted on any proposal to be submitted at the meeting. The notice requirements for special meetings are the same as for annual meetings under the Regulations.

Action by Written Consent. Except as otherwise expressly permitted by law, the Ohio General Corporation Law allows actions that could be taken at a meeting of shareholders to be taken without such a meeting, by unanimous written consent of shareholders that would have been entitled to vote on the matter if a meeting were held. The writing or writings must be filed with or entered upon the records of the corporation. The Ohio General Corporation Law also allows this right to act by written consent to be eliminated in the articles of incorporation. Neither our Articles nor our Regulations deny our shareholders the ability to act by written consent under the Ohio General Corporation Law.
Amendment of Articles. Under the Ohio General Corporation Law, shareholders may adopt amendments to the articles of incorporation by the affirmative vote of two-thirds of the shares entitled to vote on the proposal unless the corporation’s articles of incorporation provide for a greater or lesser vote; however, the articles of incorporation must require the affirmative vote of at least a majority of the voting power of the corporation. Under the Ohio General Corporation Law, certain amendments may also be enacted by directors. Ohio law also provides that holders of a particular class of shares of an Ohio corporation are entitled to vote as a separate class if the rights of that class are affected in certain respects by an amendment to the articles of incorporation.
Our Articles provide that, notwithstanding the provisions of Ohio law described above, shareholders may amend the Articles by the affirmative vote of a majority of our voting power; provided that, the affirmative vote of the holders of shares entitling them to exercise two-thirds of our voting power, shall be necessary to adopt a proposed amendment to Article III (Indemnification), or Section 2 (No Preemptive Rights), Section 3 (No Cumulative Voting of Shares), Section 4 (Directors Authority to Amend Articles) or Section 5 (Shareholder Voting Requirements) of Article IV of the Articles.
Notwithstanding any contrary provision of the Ohio Revised Code or our Articles, our Articles provide the Board of Directors with the authority to amend our Articles, by the affirmative vote of a majority of the directors then in office, in the following cases: (A) an amendment to change our corporate name; (B) an amendment to change the place in the State of Ohio of our principal office; (C) when the Board of Directors has declared a dividend or distribution of any class of outstanding shares to be paid in shares of the same class, an amendment to proportionately increase the authorized number of shares of the class, provided that we have only one class of shares outstanding or the dividend or distribution is not substantially prejudicial to the holders of any other class of shares, and further provided that such an amendment be adopted concurrently with the amendment described in clause (E) below when the dividend or distribution is declared on outstanding shares with par value; (D) an amendment to change each issued and unissued authorized shares of an outstanding class into a greater number of shares of that class and to proportionately increase the authorized number of shares of that class, provided that we have only one class of shares outstanding or the change is not substantially prejudicial to the holders of any other class of shares, and further provided that such an amendment be adopted concurrently with the amendment described in clause (E) below when the change is made to outstanding shares with par value; and (E) concurrently with the adoption of an amendment under clause (C) or (D) above, an amendment decreasing the par value of issued and unissued shares of a particular class to the extent necessary to prevent an increase in the aggregate par value of the outstanding shares of the class as a result of the dividend or distribution described in clause (C) or the change described in clause (D) above.
Amendment of Code of Regulations. Under Ohio law, with certain exceptions, shareholders may amend or adopt the code of regulations consistent with Ohio law and the corporation’s articles of incorporation, by the affirmative vote of a majority of shares entitled to vote if done at a shareholders meeting. Shareholders may amend the code of regulations without a meeting with the written consent of the holders of two-thirds of the shares entitled to vote on the proposal. Ohio law provides that a corporation’s articles of incorporation or code of regulations may increase or decrease the required shareholder vote, but may not allow approval by less than a majority of the voting power. Our Regulations provide that the Regulations may be amended (i) by the Board of Directors by majority vote, (ii) at a meeting of the shareholders by the affirmative vote of the shareholders of record entitled to exercise two-thirds of the voting power on such proposal, or (iii) by the written consent of the shareholders of record entitled to exercise two-thirds of the voting power on such proposal. Notwithstanding the foregoing requirements, the provisions of the Regulations relating to the removal and vacancies of directors may only be amended by the affirmative vote or written consent of shareholders entitled to exercise 75% of our voting power.
Business Combinations. Ohio law generally requires approval of mergers, dissolution, dispositions of all or substantially all of an Ohio corporation’s assets, and majority share acquisitions and combinations involving issuance of shares representing one-sixth or more of the voting power of the corporation immediately after the consummation of the transaction (other than so-called “parent-subsidiary” mergers under Ohio Revised Code Section 1708.80 and Section 1701.802) by two-thirds of the voting power of the corporation, unless the articles of incorporation of the corporation specify a different proportion (but not less than a majority) and by the affirmative vote of the holders of shares of any particular class that is entitled to vote by our Articles. Our Articles reduce the voting requirement for these transactions to a majority of our voting power from two-thirds.

Chapter 1704 of the Ohio Revised Code prohibits an “interested shareholder” (10% or greater shareholder) from engaging in a wide range of business combinations (such as mergers and significant asset sales) with an “issuing public corporation” for three years after the date on which a shareholder becomes an interested shareholder (i.e. the share acquisition date), unless the directors of the corporation approved the transaction or the share purchase by the interested shareholder occurs prior to the share acquisition date. As a result, if any person were to acquire our common stock with 10% or more of our voting power without first obtaining approval by the Board of Directors, that person would be required to wait for three years before engaging in certain transactions with us. Even after three years, certain fair price/supermajority vote provisions would apply to transactions between the interested shareholder and us. Our Articles expressly state that the provisions of Chapter 1704 of the Ohio Revised Code do not apply to us.
Control Share Acquisitions. Under Section 1701.831 of the Ohio Revised Code (otherwise known as the Ohio Control Share Acquisition Statute), unless the articles of incorporation or code of regulations of an Ohio corporation otherwise provide, any control share acquisition of an issuing public corporation can only be made with the prior approval of the shareholders of the corporation. This statute requires that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition.” A “control share acquisition” is defined as any acquisition of shares of an “issuing public corporation” that would entitle the acquirer to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges: (i) one-fifth or more, but less than one-third, of the voting power; (ii) one-third or more, but less than a majority, of the voting power; or (iii) a majority or more of the voting power.
An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio. Assuming compliance with the notice and information filing requirements, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the corporation entitled to vote in the election of directors represented at the meeting and a majority of the portion of the voting power remaining after excluding the voting power of the interested shares. Our Articles expressly provide that the provisions of Section 1701.831 of the Ohio Revised Code do not apply to us.
Liability of Directors and Officers. Under Ohio law and our Articles, a director of an Ohio corporation generally is not liable for monetary damages unless it is proved by clear and convincing evidence that the director’s action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.
Notwithstanding the foregoing, in addition to any other liabilities imposed by law upon directors of a corporation, directors shall be jointly and severally liable to the corporation if they vote for or assent to any of the following:

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the payment of a dividend or distribution, the making of a distribution of assets to shareholders or the purchase or redemption of the corporation’s own shares, contrary in any such case to law or the articles of incorporation;

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a distribution of assets to shareholders during the winding up of the affairs of the corporation, on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment; or

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the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation, other than if at the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and, taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation.

Anti-Takeover Effect of Certain Provisions of Ohio Law and Our Articles and Resolutions. Our Articles and Regulations and Ohio law contain provisions that may delay, defer, or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interests of our shareholders, including:

•	a Board of Directors divided into two classes with only one class standing for election each year, and each class serving a two-year term;

•	supermajority vote and “for cause” requirements for the removal of directors;

•	requirement that, among other methods, shareholders holding at least 25% of Stonegate’s outstanding shares must act together to require us to call a special meeting of shareholders;

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the power of the Board of Directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes of series of stock without shareholder approval; and

•	advance notice requirements for director nominations and shareholder proposals.

Likewise, if the provision of the Articles opting out of the control share acquisition and business combination provisions of the Ohio General Corporation Law were rescinded, these provisions of the Ohio General Corporation Law could have similar anti-takeover effects.

DESCRIPTION OF DEBT SECURITIES
The debt securities are to be issued under an indenture (the “indenture”), between us and the trustee named in the applicable prospectus supplement, as trustee (the “trustee”), the form of indenture which is filed as an exhibit to the registration statement of which this prospectus is a part and which is incorporated herein by reference. The debt securities may be issued from time to time in one or more series. The particular terms of each series, or of the debt securities forming a part of a series, which are offered by a prospectus supplement will be set out in a supplemental indenture and will be described in such prospectus supplement.
The following summaries of certain expected provisions of the indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms used in the indenture, and, with respect to any particular debt securities, to the description of the terms of such debt securities included in the applicable prospectus supplement and the related supplemental indenture. Wherever particular sections or defined terms of the indenture or the related supplemental indenture are referred to here or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference here or in the applicable prospectus supplement, as the case may be.
Terms of Debt Securities
The indenture will provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities are to have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine. The debt securities may be either senior or subordinated debt securities, which may be issued as convertible debt securities or exchangeable debt securities.
The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates on which the principal of the debt securities will be payable;

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the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of the holder of the debt security, and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our debt;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if other than the currency of the U.S., the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable (and the manner in which the equivalent of the principal amount of the debt securities in the currency of the U.S. is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

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if the principal of or any premium or interest on the debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

•	if other than the entire principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

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if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the debt securities which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

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if applicable, that debt securities, in whole or any specified part, are defeasible pursuant to the provisions of the indenture described under “Defeasance and Covenant Defeasance—Defeasance and Discharge” or “Defeasance and Covenant Defeasance—Defeasance of Certain Covenants”, or under both such captions;

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whether the debt securities will be issuable in whole or in part in the form of one or more global debt securities and, if so, the respective depositaries for such global debt securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “Global Debt Securities” and, if different from those described under such caption, any circumstances under which any such global debt security may be exchanged in whole or in part for debt securities registered, and any transfer of such global debt security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

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any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	if applicable, the discount at which debt securities will be issued;

•	if applicable, the manner in which the Company will use any index to determine the amount of payment of principal of, premium, if any, or interest, if any, on any debt securities;

•	any applicable material U.S. federal income tax consequences;

•	any addition to or change in the covenants in the indenture applicable to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

Senior Debt Securities
Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt securities.
Subordinated Debt Securities
Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.
Form, Exchange and Transfer
The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount, upon surrender of the securities to be exchanged.
Subject to the terms of the indenture and the limitations applicable to global debt securities, you may present debt securities for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated for such purpose. You will not incur a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge as may be described in the indenture. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Any transfer agent (or the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (a) issue, register the transfer of or exchange any debt securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of 15 business days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; (b) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of the debt securities being redeemed in part; or (c) register the transfer of or to exchange a debt security between a record date and the next succeeding interest payment date.
Global Debt Securities
Some or all of a series of debt securities may be represented, in whole or in part, by one or more global debt securities. Each global debt security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.
Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person except:

•	by the depositary to its nominee;

•	by a nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor,

unless (a) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture, (b) there shall have occurred and be continuing an Event of Default with respect to the debt securities represented by such global debt security or (c) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All debt securities issued in exchange for a global debt security or any portion of a global debt security will be registered in such names as the depositary may direct.
As long as the depositary, or its nominee, is the registered holder of a global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of such global debt security and the debt securities represented by the global debt security for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, you will not be entitled to have such global debt security or any securities registered by the global debt security registered in your name, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange of the global debt security and will not be considered to be the owners or holders of such global debt security or any debt securities represented by the global debt security for any purpose under the debt securities or the indenture. All payments of principal of and any premium and interest on a global debt security will be made to the depositary or its nominee, as the case may be, as the holder of the global debt security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global debt security.
Ownership of beneficial interests in a global debt security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global debt security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global debt security to the accounts of its participants. Ownership of beneficial interests in a global debt security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depositary from time to time. We, the trustee or any agent of us or the trustee will not have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary or its nominee, upon receipt of payment of any principal, premium, if any, or interest, if any, will immediately credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.
Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a global debt security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global debt security upon the original issuance thereof may be required to be made in immediately available funds.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of a paying agent or paying agents as we may designate for such purpose from time to time, except that, at our option, payment of any interest may be made by check mailed to the address of the person entitled to such interest as such address appears in the security register. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys or U.S. government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.
Consolidation, Merger and Sale of Assets
The indenture will provide that we will not amalgamate, consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless (a) the successor is (i) Stonegate Mortgage Corporation or (ii) an entity organized under the laws of the U.S., any state of the United States or the District of Columbia, and such entity expressly assumes our obligations under the indenture and the debt securities, (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, exists, and (c) certain other conditions as will be prescribed in the indenture are met.
The general provisions of the indenture will not afford holders of the debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the debt securities.
Events of Default
Each of the following will constitute an Event of Default under the indenture with respect to debt securities of any series:
(a)our failure to pay principal of or any premium on any debt security of that series when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;
(b)our failure to pay any interest on any debt securities of that series when due, continued for 30 days;
(c)our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;
(d)our failure to observe or perform any other covenants contained in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt security other than that series), continued

for 90 days after written notice to us by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;
(e)with respect to senior debt securities, acceleration of any indebtedness for borrowed money by us having an aggregate principal amount outstanding of at least $50 million, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled, within 30 days after written notice has been given to the Company by the trustee, or by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and
(f)certain events related to our voluntary or involuntary bankruptcy, insolvency or reorganization.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default (other than an Event of Default specified in (f) above) has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such debt security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately.
If an Event of Default described in clause (f) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration and its consequences if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”
Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the trustee in complying with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that such direction will not be in conflict with any rule of law or with the indenture, and the trustee may take any action it deems proper which is not inconsistent with such direction.
No holder of a debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (c) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.
Modification and Waiver
The indenture will provide that modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected,
(a)change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security,
(b)reduce the principal amount of, or any premium or interest on, any debt security of any series,
(c)reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity,

(d)change the place or currency of payment of principal of, or any premium or interest on, any debt security,
(e)modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated securities in a manner adverse to the holders of those securities;
(f)impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,
(g)reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture,
(h)reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or
(i)modify such provisions with respect to modification and waiver.

The indenture will provide that the holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series will be able to waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.
The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (a) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (b) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security and (c) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (a) or (b) above, of the amount described in such clause). Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.
Except in certain limited circumstances, the indenture will provide that we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.
Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness or defeasance of certain restrictive covenants in the indenture applied to the debt securities of any series, or to any specified part of a series.
Defeasance and Discharge. The indenture will provide that, upon our exercise of our option (if any) to have the provisions of the indenture relating to defeasance and discharge of indebtedness applied to the debt securities, we will be discharged from all our obligations (and, if applicable, provisions relating to subordination will cease to be effective) with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.
Defeasance of Certain Covenants. The indenture will provide that, upon our exercise of our option (if any) to have the provisions of the indenture relating to defeasance of certain covenants applied to the debt securities, we may omit to comply with certain restrictive covenants of the indenture and any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under “—Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.
Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.
Title
We, the trustee and any agent of us or the trustee may treat the person in whose name a debt security is registered as the owner thereof (whether or not such debt security may be overdue) for the purpose of making payments thereon and for all other purposes.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.
Regarding the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment of such funds or adequate indemnity against such risk or liability.

DESCRIPTION OF PREFERRED STOCK
The following description of our preferred stock does not describe every aspect of our preferred stock and is subject, and is qualified in its entirety by reference, to all the provisions of our Articles and all the provisions of our Regulations.
Authorized Capitalization
Stonegate currently has 125,000,000 authorized shares of stock consisting of (1) 100,000,000 shares of common stock, $0.01 par value, of which (a) 25,780,973 shares were issued and outstanding and (b) 508,265 shares were reserved for issuance under the equity incentive plans of Stonegate; and (2) 25,000,000 shares of preferred stock, without par value, of which no shares are issued and outstanding.
Preferred Stock
The Board of Directors may provide by amendment to our Articles for the issuance of preferred stock, in one or more series, and to fix the number of shares constituting those series and the designation of those series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with our Articles or any amendment thereto, and as may be permitted by the Ohio General Corporation Law. The issuance of preferred stock could have the effect of decreasing the market price of the common stock and could adversely affect the voting and other rights of the holders of common stock.
We will include in a related prospectus supplement the terms of any series of preferred stock being offered. These terms will include some or all of the following:

•
the title of the series and the number of shares in the series, which our Board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	the price per share at which the preferred stock will be offered;

•
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	whether and the extent to which the series will be guaranteed;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable. We are not required by the Ohio General Corporation Law, our Articles or our Regulations to seek shareholder approval prior to any issuance of authorized but unissued stock and our Board of Directors does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law or the listing requirements of NYSE. As of the date of this prospectus, our Board of Directors had not established any series of preferred stock, and no shares of our preferred stock are outstanding.

DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional interests in shares of preferred stock, rather than shares of preferred stock, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the U.S.) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock. The shares of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.
DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, to purchase shares of common stock. Each warrant will entitle the holder to purchase for cash the amount of shares of common stock at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. In addition to this summary and the relevant prospectus supplement, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the shares of common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our common stock and is not entitled to any payments on any shares of common stock issuable upon exercise of the warrants.

MATERIAL UNITED STATES TAX CONSEQUENCES
TO NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of common stock by a non-U.S. holder. The tax consequences of the acquisition, ownership and disposition of debt securities, preferred stock, depositary shares or warrants will be discussed in the applicable prospectus supplement. You are a non-U.S. holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction.
This section is based on the tax laws of the United States, including the Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If a partnership holds the common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the common stock.
You should consult a tax advisor regarding the United States federal tax consequences of acquiring, owning and disposing of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.
Dividends
Except as described below, if you are a non-U.S. holder of common stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•
a valid Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•
in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.
If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.
If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Gain on Disposition of Common Stock
If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock unless:

•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you hold the common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•
we are or have been a United States real property holding corporation for United States federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the common stock and you are not eligible for any treaty exemption. We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from a disposition of common stock, which may be offset by U.S.-source capital losses, even though he or she is not considered a resident of the United States. An individual or corporate non-U.S. holder described in the first or third bullet points above will be subject to United States federal income tax at regular graduated rates on the gain derived from a disposition of common stock.
If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Federal Estate Taxes
Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Withholdable Payments to Foreign Financial Entities and Other Foreign Entities
A 30% withholding tax will be imposed on certain payments to you or certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements (“FATCA withholding”). Withholdable payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Dividend payments you receive on the common stock could be subject to this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold shares of our common stock through another person (e.g., a foreign bank or broker) that is subject to such withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). However, FATCA withholding will not apply to payments of gross proceeds from a sale or other disposition of common stock before January 1, 2017. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
If you are a non-U.S. holder, we and other payors are required to report payments of dividends on Internal Revenue Service Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of common stock effected at a United States office of a broker provided that either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid Internal Revenue

Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

PLAN OF DISTRIBUTION
We or the selling shareholders may, sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us. Each time any of the selling shareholders sells common stock covered by this prospectus, and a revised prospectus or prospectus supplement is required, we will prepare and file such document that will include updated information required to be included therein.
The accompanying prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.
We may sell the securities through agents from time to time. The related prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, as amended, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.
Selling shareholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling shareholders, the terms of the securities and any material relationships with the selling shareholders. Selling shareholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling shareholders will receive all the proceeds from the sale of the securities. In addition, any selling shareholder may transfer any shares of common stock covered by this prospectus in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

VALIDITY OF SECURITIES
The validity of the common stock offered by Stonegate and by the selling shareholders, preferred stock and warrants offered hereby will be passed upon for us by Barnes & Thornburg LLP, who represents us on an ongoing basis. The validity of debt securities and depositary shares will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Stonegate Mortgage Corporation and subsidiaries as of and for the year ended December 31, 2013 appearing in Stonegate Mortgage Corporation’s Current Report on Form 8-K dated January 14, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report has been incorporated by reference herein and in the registration statement by inclusion of such report in our Current Report on Form 8-K dated January 14, 2015, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2013 financial statements is dated March 14, 2014, except as it relates to the effects of the reportable business segment changes as described in Notes 1 and 20, as to which the date is January 14, 2015.
The consolidated financial statements of Stonegate Mortgage Corporation for the years ended December 31, 2012 and December 31, 2011, which are incorporated by reference in this prospectus and registration statement from Stonegate Mortgage Corporation’s Current Report on Form 8-K dated January 14, 2015, have been audited by Richey, May & Co., LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee all amounts are estimates.

Amount Paid or to be Paid
SEC registration fee	$36,240.86
FINRA filing fee	47,282.52
Legal fees and expenses	700,000.00
Accounting fees and expenses	300,000.00
Printing expenses	300,000.00
Miscellaneous	16,476.62
Total	1,400,000.00

Item 15.    Indemnification of Directors and Officers.
Under Ohio law and Stonegate’s current Articles, a director of an Ohio corporation generally is not liable for monetary damages unless it is proved by clear and convincing evidence that the director’s action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.
Under the Ohio General Corporation Law, generally, a corporation may indemnify any current or former director, officer, employee, or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending, or completed litigation related to the person’s position with the corporation or related to the person’s service (as a director, trustee, officer, employee, member, manager, or agent) to another corporation at the request of the indemnifying corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. If the litigation involved a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires indemnification for reasonable expenses incurred if the person was successful in the defense of the litigation. Finally, Ohio law requires a corporation to provide expenses to a person in advance of final disposition of the litigation if the person undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to indemnification. Our Articles require indemnification of current and former directors and officers, and of officers and directors serving as directors, officers, or trustees of other corporations, partnerships, joint ventures, trusts, or other enterprises at our request, to the fullest extent permitted by law. In addition, Ohio law and our Articles permit us to purchase insurance coverage for such liability, and we have done so.
Item 16.    Exhibits and Financial Statement Schedules.
A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated into this Item 16 by reference.
Item 17.    Undertakings.
The undersigned Registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(9)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(11)to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indianapolis, Indiana, on January 14, 2015.
STONEGATE MORTGAGE CORPORATION

By:	/s/ James J. Cutillo
James J. Cutillo
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each officer and manager of Stonegate Mortgage Corporation whose signature appears below constitutes and appoints James J. Cutillo and Mike McElroy, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ James J. Cutillo	Chief Executive Officer and Director (principal executive officer)	January 14, 2015
James J. Cutillo
/s/ Robert B. Eastep	Chief Financial Officer (principal financial officer)	January 14, 2015
Robert B. Eastep
/s/ Carrie P. Preston	Chief Accounting Officer (principal accounting officer)	January 14, 2015
Carrie P. Preston
/s/ Kevin B. Bhatt	Director	January 14, 2015
Kevin B. Bhatt
/s/ James Gerard Brown	Director	January 14, 2015
James Gerard Brown
/s/ Richard A. Mirro	Director	January 14, 2015
Richard A. Mirro
/s/ Joseph Scott Mumphrey	Director	January 14, 2015
Joseph Scott Mumphrey
/s/ Richard A. Kraemer	Director	January 14, 2015
Richard A. Kraemer
/s/ Sam Levinson	Director	January 14, 2015
Sam Levinson

EXHIBIT INDEX
Some of the agreements included as exhibits to this registration statement contain representations and warranties by the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (1) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (2) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (3) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws and (4) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

Number	Description
1.1**	Form of Underwriting Agreement
2.1*
Stock Purchase Agreement, dated as of November 13, 2013, by and among Stonegate Mortgage Corporation, Crossline Capital, Inc. and Timothy R. Elkins (incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K filed with the SEC on November 19, 2013 (File No. 001-36116))

4.1*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Stonegate Mortgage Corporation Amendment No. 1 to S-1 filed September 30, 2013)
4.2**	Form of Certificate of Designation of Preferred Stock
4.3**	Form of Depository Share Agreement
4.4**	Form of Depository Certificate
4.5	Form of Indenture
4.6**	Form of Debt Security (included in Exhibit 4.5)
4.7**	Form of Warrant Agreement
4.8**	Form of Warrant Certificate
5.1	Opinion of Barnes & Thornburg LLP
5.2	Opinion of Sullivan & Cromwell LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
23.2	Consent of Richey, May & Co. LLP
23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2)
24.1	Power of Attorney (on signature page)
25.1**	Form T-1 Statement of Eligibility of Trustee

*    Previously filed
**    To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.